UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2013

Assisted Living Concepts, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	001−13498	93−1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051
(Address of Principal Executive Offices) (Zip Code)

(262) 257−8888
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

On July 11, 2013, Aid Holdings, LLC ("Parent"), an affiliate of TPG Capital, L.P., completed its previously-announced acquisition of Assisted Living Concepts, Inc. (the “Company”). Pursuant to the Agreement and Plan of Merger, dated as of February 25, 2013 (the "Merger Agreement"), among the Company, Parent, and Aid Merger Sub, LLC, a wholly owned subsidiary of Parent ("Merger Sub"), at the Effective Time (as defined in the Merger Agreement), Merger Sub merged with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of Parent (the "Merger").

Pursuant to the Merger Agreement, at the Effective Time, (i) each share of Class A Company common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Parent or any direct or indirect subsidiary of either of them) was converted automatically into the right to receive $12.00 in cash, without interest (the “Class A Per Share Merger Consideration”) and (ii) each share of Class B Company common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Parent or any direct or indirect subsidiary of either of them or stockholders who have properly exercised and perfected dissenters’ rights under Nevada law) was converted automatically into the right to receive $12.90 in cash, without interest (as required under the Company’s charter based on the Class A Per Share Merger Consideration) (the “Class B Per Share Merger Consideration”). All Company tandem stock options/stock appreciation rights were cancelled upon completion of the Merger in exchange for the excess, if any, of the Class A Per Share Merger Consideration over the exercise price of the tandem stock option/stock appreciation right, multiplied by the number of shares of Class A Company common stock subject to such award.

As a result of the Merger, Parent is delivering approximately $274,742,859.60 million of cash to Company stockholders in the aggregate. Prior to the opening of trading on July 12, 2013, the Class A Company common stock, which previously traded under the symbol "ALC," ceased to be traded on the New York Stock Exchange (the "NYSE").

Following the Effective Time, the Company was converted from a Nevada corporation to a Nevada limited liability company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 26, 2013 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on July 11, 2013, certain affiliates of the Company that are Borrowers (as defined in the following agreements) under the following agreements, as applicable, repaid all of the outstanding principal balances and terminated all applicable commitments under such agreements and the Agents and Lenders (as defined in the following agreements) under each of the following agreements, as applicable, released and terminated all liens, security interests and pledges securing the obligations under such agreements:

(a)
$125,000,000 Credit Agreement dated as of February 18, 2011, among the Company, as borrower, U.S. Bank National Association, as administrative agent and collateral agent, Compass Bank, FirstMerit Bank, N.A., and Harris N.A., as documentation agents, the lenders and L/C issuers party thereto, and U.S. Bank National Association, as sole lead arranger and sole bookrunner (as amended from time to time, the “US Bank Credit Agreement”);

(b)
Amended and Restated Loan Agreement, effective as of September 30, 2010, by and between ALC Three, LLC as borrower, the Company as guarantor, and TCF National Bank (as amended from time to time, the “TCF Loan Agreement”); and

(c)
Multifamily Mortgage Note, dated December 29, 2003, by and among Red Mortgage Capital, Inc., as Lender, and Texas ALC Partners, L.P. and ALC Properties, Inc., as borrowers (as amended from time to time, the “RedCap Note”).

The total amounts paid on July 11, 2013, in order to terminate each of the foregoing was approximately, (i) $120,349,534 in respect of the US Bank Credit Agreement; (ii) $23,736,162 in respect of the TCF Loan Agreement; and (iii) $28,696,467 in respect of the RedCap Note.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introduction is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2013, in connection with the completion of the Merger, the Company notified the NYSE that trading in the Class A Company common stock should be suspended and the listing of the Class A Company common stock on the NYSE should be removed, in each case prior to market open on July 12, 2013. In addition, the Company requested that the NYSE file with the Securities and Exchange Commission (the "SEC") an application on Form 25 to delist and deregister the Class A Company common stock under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company with respect to the Class A Company common stock under Section 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introduction is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became a wholly owned subsidiary of Parent. The disclosure set forth in the Introduction is incorporated herein by reference.

The Class A Per Share Merger Consideration and the Class B Per Share Merger Consideration were funded from (i) borrowings under a Credit Agreement and a Secured Loan Agreement, both dated as of July 11, 2013, by and among Parent, certain of its subsidiaries and the lenders and agents party thereto and (ii) cash provided pursuant to an equity financing commitment from TPG Partners VI, L.P.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and at the Effective Time of, the Merger, (i) each of the seven directors of the Company (Alan Bell, Derek H. L. Buntain, David J. Hennigar, Malen S. Ng, Melvin A. Rhinelander, Charles H. Roadman II and Michael J. Spector) ceased to be directors of the Company; and (ii) Ronald Cami became the sole director of the Company.

On July 11, 2013, Charles H. Roadman II, ceased to be the chief executive officer of the Company; and Jack R. Callison, Jr. became the chief executive officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with, and at the Effective Time of, the Merger, the Amended and Restated Articles of Incorporation of the Company were amended and restated in their entirety to a form agreed by Parent and the Company pursuant to the Merger Agreement (the "Articles of Incorporation of the Company"). Also in connection with, and at the Effective Time of, the Merger, the Amended and Restated Bylaws of the Company were amended and restated in their entirety to a form agreed by Parent and the Company pursuant to the Merger Agreement (the "Bylaws of the Company").

Copies of the Articles of Incorporation of the Company and the Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

Attached as Exhibit 99.1 hereto is a copy of the Company’s press release issued July 11, 2013, announcing the consummation of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of the Company

3.2	Bylaws of the Company

99.1	Press Release dated July 11, 2013 issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, LLC

Date: July 16, 2013	By:	/s/ Ronald Cami
		Name:	Ronald Cami
		Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of the Company

3.2	Bylaws of the Company

99.1	Press Release dated July 11, 2013 issued by the Company